EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Media Relations: Matt Walsh (650) 312-2245
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Third Quarter Results

San Mateo, CA, July 30, 2019 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $245.9 million or $0.48 per diluted share for the quarter ended June 30, 2019, which included an $86.4 million or $0.17 per diluted share tax charge due to a revision to its estimated transition tax expense2 upon issuance of final regulations related to the Tax Cuts and Jobs Act of 2017. Net income for the previous quarter was $367.5 million or $0.72 per diluted share, and $402.0 million or $0.75 per diluted share for the quarter ended June 30, 2018.

“Despite sharp market movements in the quarter, we’re pleased to report sustained strong performance and momentum, specifically in our flagship U.S. equity, global fixed income and multi-asset investment strategies,” said Greg Johnson, Chairman and CEO of Franklin Resources, Inc. “This strong investment performance contributed to net flows improving for the third consecutive quarter. While carefully managing our expenses, we have also continued to invest in investment talent and technology designed to produce long-term outperformance for our fund and corporate shareholders.”

	Quarter Ended		% Change	Quarter Ended	% Change
	30-Jun-19	31-Mar-19	Qtr. vs. Qtr.	30-Jun-18	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$1,476.7	$1,433.8	3%	$1,558.6	(5%)
Operating income	374.9	379.5	(1%)	503.1	(25%)
Operating margin	25.4%	26.5%		32.3%

Net income ¹	$245.9	$367.5	(33%)	$402.0	(39%)
Diluted earnings per share	0.48	0.72	(33%)	0.75	(36%)

Assets Under Management
(in billions)
Ending	$715.2	$712.3	0%	$724.1	(1%)
Average [3]	710.8	688.6	3%	731.7	(3%)
Net flows	(5.4)	(6.3)		(12.1)

Total assets under management (“AUM”) were $715.2 billion at June 30, 2019, up $2.9 billion during the quarter due to $8.3 billion of net market change, distributions and other, partially offset by $5.4 billion of net outflows.

Cash and cash equivalents and investments were $7.1 billion at June 30, 2019, as compared to $8.0 billion at September 30, 2018. Including direct investments in consolidated investment products, cash and cash equivalents and investments were $8.5 billion at June 30, 2019, as compared to $9.1 billion at September 30, 2018. Total stockholders’ equity was $10.6 billion at June 30, 2019, as compared to $10.2 billion at September 30, 2018. The Company had 504.1 million shares of common stock outstanding at June 30, 2019, as compared to 519.1 million shares outstanding at September 30, 2018. During the quarter ended June 30, 2019, the Company repurchased 3.6 million shares of its common stock for a total cost of $121.3 million.

Conference Call Information

A commentary on the results by Chairman and CEO Greg Johnson, Executive Vice President and CFO Matthew Nicholls and President and COO Jennifer Johnson will be available today at approximately 8:30 a.m. Eastern Time. Access to the commentary will be available via investors.franklinresources.com.

Johnson, Nicholls and Johnson will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions of a material nature. Access to the teleconference will be available via investors.franklinresources.com or by dialing (877) 407-8293 in the U.S. and Canada or (201) 689-8349 internationally. A replay of the teleconference can also be accessed by calling (877) 660-6853 in the U.S. and Canada or (201) 612-7415 internationally using access code 13692308, after 2:00 p.m. Eastern Time on July 30, 2019 through August 30, 2019.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data and AUM)	Three Months Ended June 30,		% Change	Nine Months Ended June 30,		% Change
	2019	2018		2019	2018
Operating Revenues
Investment management fees	$1,019.4	$1,077.9	(5%)	$2,983.6	$3,308.6	(10%)
Sales and distribution fees	367.5	391.4	(6%)	1,080.8	1,219.0	(11%)
Shareholder servicing fees	52.7	53.9	(2%)	164.9	170.1	(3%)
Other	37.1	35.4	5%	92.7	94.2	(2%)
Total operating revenues	1,476.7	1,558.6	(5%)	4,322.0	4,791.9	(10%)
Operating Expenses
Sales, distribution and marketing	462.4	499.8	(7%)	1,356.3	1,550.0	(12%)
Compensation and benefits	437.7	357.5	22%	1,202.3	1,045.5	15%
Information systems and technology	65.7	62.5	5%	188.7	175.6	7%
Occupancy	32.2	30.5	6%	94.8	94.0	1%
General, administrative and other	103.8	105.2	(1%)	314.0	286.9	9%
Total operating expenses	1,101.8	1,055.5	4%	3,156.1	3,152.0	0%
Operating Income	374.9	503.1	(25%)	1,165.9	1,639.9	(29%)
Other Income (Expenses)
Investment and other income (losses), net	44.2	(33.8)	NM	103.8	134.9	(23%)
Interest expense	(5.6)	(22.1)	(75%)	(17.7)	(42.9)	(59%)
Other income (expenses), net	38.6	(55.9)	NM	86.1	92.0	(6%)
Income before taxes	413.5	447.2	(8%)	1,252.0	1,731.9	(28%)
Taxes on income [2]	158.9	91.8	73%	355.8	1,465.5	(76%)
Net income	254.6	355.4	(28%)	896.2	266.4	236%
Less: net income (loss) attributable to
Redeemable noncontrolling interests	0.1	(45.0)	NM	6.2	(18.3)	NM
Nonredeemable noncontrolling interests	8.6	(1.6)	NM	0.7	22.8	(97%)
Net Income Attributable to Franklin Resources, Inc.	$245.9	$402.0	(39%)	$889.3	$261.9	240%

Earnings per Share
Basic	$0.48	$0.75	(36%)	$1.74	$0.45	287%
Diluted	0.48	0.75	(36%)	1.74	0.45	287%
Dividends Declared per Share	$0.26	$0.23	13%	$0.78	$3.69	(79%)

Average Shares Outstanding
Basic	501.6	533.0	(6%)	505.6	542.9	(7%)
Diluted	502.3	533.5	(6%)	506.1	543.6	(7%)

Operating Margin	25.4%	32.3%		27.0%	34.2%

AUM (in billions)
Ending	$715.2	$724.1	(1%)	$715.2	$724.1	(1%)
Average	710.8	731.7	(3%)	696.9	745.4	(7%)
Net flows	(5.4)	(12.1)		(19.0)	(24.4)

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	30-Jun-19	31-Mar-19		31-Dec-18	30-Sep-18	30-Jun-18
Operating Revenues
Investment management fees	$1,019.4	$992.4	3%	$971.8	$1,058.9	$1,077.9
Sales and distribution fees	367.5	358.5	3%	354.8	380.8	391.4
Shareholder servicing fees	52.7	57.1	(8%)	55.1	51.8	53.9
Other	37.1	25.8	44%	29.8	35.7	35.4
Total operating revenues	1,476.7	1,433.8	3%	1,411.5	1,527.2	1,558.6
Operating Expenses
Sales, distribution and marketing	462.4	449.4	3%	444.5	489.7	499.8
Compensation and benefits	437.7	409.6	7%	355.0	345.1	357.5
Information systems and technology	65.7	62.1	6%	60.9	68.3	62.5
Occupancy	32.2	31.4	3%	31.2	34.6	30.5
General, administrative and other	103.8	101.8	2%	108.4	110.8	105.2
Total operating expenses	1,101.8	1,054.3	5%	1,000.0	1,048.5	1,055.5
Operating Income	374.9	379.5	(1%)	411.5	478.7	503.1
Other Income (Expenses)
Investment and other income (losses), net	44.2	118.7	(63%)	(59.1)	10.4	(33.8)
Interest expense	(5.6)	(5.7)	(2%)	(6.4)	(5.8)	(22.1)
Other income (expenses), net	38.6	113.0	(66%)	(65.5)	4.6	(55.9)
Income before taxes	413.5	492.5	(16%)	346.0	483.3	447.2
Taxes on income [2]	158.9	110.9	43%	86.0	7.0	91.8
Net income	254.6	381.6	(33%)	260.0	476.3	355.4
Less: net income (loss) attributable to
Redeemable noncontrolling interests	0.1	21.5	(100%)	(15.4)	5.5	(45.0)
Nonredeemable noncontrolling interests	8.6	(7.4)	NM	(0.5)	(31.7)	(1.6)
Net Income Attributable to Franklin Resources, Inc.	$245.9	$367.5	(33%)	$275.9	$502.5	$402.0

Earnings per Share
Basic	$0.48	$0.72	(33%)	$0.54	$0.96	$0.75
Diluted	0.48	0.72	(33%)	0.54	0.96	0.75
Dividends Declared per Share	$0.26	$0.26	0%	$0.26	$0.23	$0.23

Average Shares Outstanding
Basic	501.6	504.7	(1%)	510.3	520.9	533.0
Diluted	502.3	505.1	(1%)	510.8	521.5	533.5

Operating Margin	25.4%	26.5%		29.2%	31.3%	32.3%

AUM AND FLOWS

(in billions)	Three Months Ended June 30,		% Change	Nine Months Ended June 30,		% Change
	2019	2018		2019	2018
Beginning AUM	$712.3	$737.5	(3%)	$717.1	$753.2	(5%)
Long-term sales	28.4	25.8	10%	77.1	82.5	(7%)
Long-term redemptions	(38.2)	(41.8)	(9%)	(116.8)	(122.9)	(5%)
Long-term net exchanges	—	(0.1)	(100%)	(0.5)	(0.3)	67%
Long-term reinvested distributions	4.4	4.0	10%	21.2	16.3	30%
Net flows	(5.4)	(12.1)	(55%)	(19.0)	(24.4)	(22%)
Acquisitions	—	9.8	(100%)	26.4	9.8	169%
Net market change, distributions and other [4]	8.3	(11.1)	NM	(9.3)	(14.5)	(36%)
Ending AUM	$715.2	$724.1	(1%)	$715.2	$724.1	(1%)

AUM BY INVESTMENT OBJECTIVE

(in billions)	30-Jun-19	31-Mar-19	% Change	31-Dec-18	30-Sep-18	30-Jun-18
Equity
Global/international	$169.8	$174.4	(3%)	$166.0	$194.4	$201.0
United States	112.4	109.5	3%	97.1	115.2	109.6
Total equity	282.2	283.9	(1%)	263.1	309.6	310.6
Multi-Asset/Balanced	136.0	134.7	1%	124.8	138.9	137.7
Fixed Income
Tax-free	65.0	63.4	3%	62.0	63.9	65.6
Taxable
Global/international	154.9	152.5	2%	147.7	150.6	154.5
United States	67.9	68.9	(1%)	42.2	44.8	46.6
Total fixed income	287.8	284.8	1%	251.9	259.3	266.7
Cash Management	9.2	8.9	3%	10.1	9.3	9.1
Total AUM	$715.2	$712.3	0%	$649.9	$717.1	$724.1
Average AUM for the Three-Month Period	$710.8	$688.6	3%	$683.2	$724.3	$731.7

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL 5

	As of and for the Three Months Ended
(in billions)	30-Jun-19	% of Total	31-Mar-19	% of Total	30-Jun-18	% of Total
Long-Term Sales
United States	$14.1	50%	$14.2	53%	$11.7	45%
International	14.3	50%	12.8	47%	14.1	55%
Total long-term sales	$28.4	100%	$27.0	100%	$25.8	100%
Long-Term Redemptions
United States	$(21.2)	55%	$(20.6)	57%	$(22.5)	54%
International	(17.0)	45%	(15.6)	43%	(19.3)	46%
Total long-term redemptions	$(38.2)	100%	$(36.2)	100%	$(41.8)	100%
AUM
United States	$487.9	68%	$486.6	68%	$482.3	67%
International	227.3	32%	225.7	32%	241.8	33%
Total AUM	$715.2	100%	$712.3	100%	$724.1	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended June 30, 2019	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at April 1, 2019	$174.4	$109.5	$134.7	$63.4	$152.5	$68.9	$8.9	$712.3
Long-term sales	4.4	4.3	3.7	2.1	12.1	1.8	—	28.4
Long-term redemptions	(10.1)	(5.4)	(5.6)	(1.9)	(12.0)	(3.2)	—	(38.2)
Long-term net exchanges	(0.9)	(0.6)	1.4	0.1	—	—	—	—
Long-term reinvested distributions	0.3	0.6	1.6	0.4	1.2	0.3	—	4.4
Net flows	(6.3)	(1.1)	1.1	0.7	1.3	(1.1)	—	(5.4)
Net market change, distributions and other [4]	1.7	4.0	0.2	0.9	1.1	0.1	0.3	8.3
AUM at June 30, 2019	$169.8	$112.4	$136.0	$65.0	$154.9	$67.9	$9.2	$715.2

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended March 31, 2019	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at January 1, 2019	$166.0	$97.1	$124.8	$62.0	$147.7	$42.2	$10.1	$649.9
Long-term sales	5.1	4.1	3.1	1.8	11.1	1.8	—	27.0
Long-term redemptions	(12.0)	(5.8)	(4.4)	(2.2)	(8.6)	(3.2)	—	(36.2)
Long-term net exchanges	(0.2)	(0.1)	0.1	0.2	—	—	—	—
Long-term reinvested distributions	0.1	—	1.1	0.4	1.1	0.2	—	2.9
Net flows	(7.0)	(1.8)	(0.1)	0.2	3.6	(1.2)	—	(6.3)
Acquisition	—	—	—	—	—	26.4	—	26.4
Net market change, distributions and other [4]	15.4	14.2	10.0	1.2	1.2	1.5	(1.2)	42.3
AUM at March 31, 2019	$174.4	$109.5	$134.7	$63.4	$152.5	$68.9	$8.9	$712.3

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended June 30, 2018	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at April 1, 2018	$202.7	$106.6	$137.6	$67.0	$165.0	$48.2	$10.4	$737.5
Long-term sales	6.0	4.4	4.0	1.2	8.3	1.9	—	25.8
Long-term redemptions	(13.3)	(5.5)	(5.7)	(2.9)	(11.0)	(3.4)	—	(41.8)
Long-term net exchanges	(0.2)	0.4	—	(0.1)	(0.2)	—	—	(0.1)
Long-term reinvested distributions	0.2	0.5	1.5	0.5	1.0	0.3	—	4.0
Net flows	(7.3)	(0.2)	(0.2)	(1.3)	(1.9)	(1.2)	—	(12.1)
Acquisition	9.8	—	—	—	—	—	—	9.8
Net market change, distributions and other [4]	(4.2)	3.2	0.3	(0.1)	(8.6)	(0.4)	(1.3)	(11.1)
AUM at June 30, 2018	$201.0	$109.6	$137.7	$65.6	$154.5	$46.6	$9.1	$724.1

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.
Taxes on income for the quarter ended December 31, 2017 includes an estimated income tax charge of $1.1 billion resulting from enactment of the Tax Cuts and Jobs Act of 2017, which was based on information available as of December 31, 2017. The estimate decreased by $0.8 million, $9.7 million, $89.6 million and $0.4 million during the quarters ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018. The tax charge increased by $86.4 million during the quarter ended June 30, 2019 due to the reversal of a tax benefit recognized in the prior fiscal year related to deemed foreign dividends upon issuance of final regulations by the U.S. Department of Treasury.

3.	Average AUM represents simple monthly average AUM.

4.
Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, foreign exchange revaluation and net cash management.

5.	International includes North America-based advisors serving non-resident clients.

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton. Franklin Templeton’s goal is to deliver better outcomes by providing global and domestic investment management to retail, institutional and sovereign wealth clients in over 170 countries. Through specialized teams, the Company has expertise across all asset classes, including equity, fixed income, alternatives and custom multi-asset solutions. The Company’s more than 600 investment professionals are supported by its integrated, worldwide team of risk management professionals and global trading desk network. With employees in over 30 countries, the California-based company has more than 70 years of investment experience and $715.2 billion in AUM as of June 30, 2019. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and Franklin’s subsequent Quarterly Reports on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive, complex, overlapping and frequently changing rules, regulations, policies, and legal interpretations.

•
Global regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations.

•	Failure to comply with the laws, rules or regulations in any of the jurisdictions in which we operate could result in substantial harm to our reputation and results of operations.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•
Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could disrupt our business and harm our operations and reputation.

•	Our contractual obligations may subject us to indemnification costs and liability to third parties.

•
Our business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our services and products, or the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

•
Our increasing focus on international markets as a source of investments and sales of our products subjects us to increased exchange rate and market-specific political, economic or other risks that may adversely impact our revenues and income generated overseas.

•	Harm to our reputation or poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully manage and grow our business can be impeded by systems and other technological limitations.

•
Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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